                                                                EXHIBIT 99.8.2
                                CUSTODY AGREEMENT


                  This Custody Agreement is dated February 27, 1997 between MORGAN STANLEY TRUST COMPANY, a New York State chartered trust company (the "Custodian"), and PNC Bank, N.A. a national banking association (the "Client").

                  1. Appointment and Acceptance; Accounts. (a) The Client hereby appoints the Custodian as a custodian of Property (as defined below) for which the Client serves as custodian for its clients and that are delivered to the Custodian, or any Subcustodian as appointed below, from time to time to be held in custody for the benefit of the Client. The Custodian agrees to act as such custodian upon the terms and conditions hereinafter provided.

                  (b) Prior to the delivery of any Property by the Client to the Custodian, the Client shall deliver to the Custodian each document and other item listed in Appendix 1. In addition, the Client shall deliver to the Custodian any additional documents or items as the Custodian may deem necessary for the performance of its duties under this Agreement.

                  (c) The Client instructs the Custodian to establish on the books and records of the Custodian the accounts listed in Appendix 2 (the "Accounts") in the name of the Client. Each Account shall be segregated and separately established and accounted for from every other Account on the books and records of the Custodian. Upon written agreement of the Custodian and the Client and the receipt of appropriate documentation from the Client, the Custodian shall open additional Accounts for the Client. Upon the Custodian's confirmation to the Client of the opening of such additional Accounts, or of the closing of Accounts, Appendix 2 shall be deemed automatically amended or supplemented accordingly. The Custodian shall record in the Accounts and shall have general responsibility for the safekeeping of all securities ("Securities"), cash, cash equivalents and other property (all such Securities, cash, cash equivalents and other property being collectively the "Property") that are delivered to the Custodian for custody.

                  (d) The procedures the Custodian and the Client will use in performing activities in connection with this Agreement are set forth in a client services guide provided to the Client by the Custodian, as such guide may be amended from time to time by the Custodian by written notice to the Client (the "Client Services Guide"), provided that such Client Services Guide shall not in any way serve to diminish the Custodian's standard of care provided for herein.

                  2. Subcustodians. Pursuant to Authorized Instructions (as defined hereafter), the Property may be held in custody and deposit accounts that have been established by the Custodian with one or more domestic or foreign banks or other institutions as listed on Exhibit A1 (the "Subcustodians"), as such Exhibit may be amended from time to time by the Custodian by written notice to the Client, or through the facilities of one or more securities depositories or clearing agencies listed on Schedule A2, as such Exhibit may be amended from time to time by written notice to the Client, or as otherwise instructed pursuant to Authorized Instructions. Each


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of the entities listed on Schedule A1 are "Eligible Foreign Custodians" (as such term is defined in Rule 17f-5(c)(2) (or any successor provision) of the Investment Company Act of 1940 (the "1940 Act")), except as otherwise noted on Schedule A1. Each of the entities listed on Schedule A2 are also "Eligible Foreign Custodians" or "Securities Depositories" as such term is defined in Rule 17f-4(a) and (b) of the 1940 Act, or have been so qualified by exemptive order, rule or other appropriate action of the SEC, except as otherwise noted on Schedule A2; provided, however, that although the Custodian is of the opinion that each of the securities depositories used by it does operate either a central system for handling securities in their respective countries or a transnational system for the central handling of securities or equivalent book-entries, the determination that a securities depository operates a central system absent any official proclamation by the SEC is a factual one and the Custodian shall not be liable for any future determination by the SEC that any such securities depository does not in fact operate such a central system. The Custodian shall hold Property through a Subcustodian, securities depository or clearing agency only if (a) such Subcustodian and any securities depository or clearing agency in which such Subcustodian or the Custodian holds Property, or any of their creditors, may not assert any right, charge, security interest, lien, encumbrance or other claim of any kind to the Property except a claim of payment for its safe custody or administration and (b) beneficial ownership of such Property may be freely transferred without the payment of money or value other than for safe custody or administration. The Custodian may hold Property at a domestic "Securities Depository" referenced above, only if such Property is maintained by the Custodian in accounts identified as belonging to the Custodian for the benefit of its clients. Any Subcustodian may hold Property in a securities depository and may utilize a clearing agency. Unless Authorized Instructions specifically require another location, Securities will be held in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired.

                  3. Records. With respect to Property held by a Subcustodian:

                  (a) The Custodian may hold Property for all of its customers with a Subcustodian in a single account identified as belonging to the Custodian for the benefit of its customers;

                  (b) The Custodian shall identify on its books as belonging to the Client for the benefit of a particular Account any Property held by a Subcustodian for the Custodian's account;

                  (c) The Custodian shall require that Property held by the Subcustodian for the Custodian's account be identified on the Subcustodian's books as separate from any other property held by the Subcustodian other than property of the Custodian's customers held solely for the benefit of customers of the Custodian;

                  (d) In the event the Subcustodian holds Property in a securities depository or clearing agency, such Subcustodian shall be required by its agreement with the Custodian to identify on its books such Property as being held for the account of the Custodian as

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         custodian for its customers or in such other manner as is required by local law or market practice; and

                  (e) Property held by a Subcustodian will be subject only to the instructions of the Custodian; any Property held in a securities depository or clearing agency for the account of a Subcustodian shall be subject only to the instructions of such Subcustodian.

                  4. Access to Records. The Custodian shall allow the Client's accountants and authorized employees and accountants of the Client's clients reasonable access to the Custodian's records relating to the Property held by the Custodian as such accountants or employees may reasonably require in connection with their examination of the Client's or such clients' affairs. The Custodian shall also obtain from any Subcustodian (and shall require each Subcustodian to use reasonable efforts to obtain from any securities depository or clearing agency in which it deposits Property) an undertaking, to the extent consistent with local practice and the laws of the jurisdiction or jurisdictions to which such Subcustodian, securities depository or clearing agency is subject, to permit independent public accountants such reasonable access to the records of such Subcustodian, securities depository or clearing agency as may be reasonably required in connection with the examination of the Client's or its clients' affairs or to take such other action as the Custodian in its judgment may deem sufficient to ensure such reasonable access.

                  5. Reports. The Custodian shall provide such reports and other information to the Client and to such persons as the Client directs as the Custodian and the Client may agree from time to time, provided that in every event the Custodian shall provide such information reasonably requested by the Client regarding Rule 17f-5 under the 1940 Act (or any successor provision) (excluding information concerning the likelihood of expropriation, nationalization, freezes or confiscation of assets in any country in which Property is held), and shall update that information in the event of any material change thereto annually or otherwise in accordance with the standard of care set forth in Section 15(a) of this Agreement and provided the Custodian will comply with any reasonable request of the Client for records or information.

                  6. Payment of Monies. The Custodian shall make, or cause any Subcustodian to make, payments from monies being held in the Accounts only in accordance with Authorized Instructions or as provided in Sections 9, 13 (with respect only to the extension and not the repayment of credit) and 17.

                  The Custodian may act as the Client's agent or act as a principal in foreign exchange transactions at such rates as are agreed from time to time between the Client and the Custodian.

                  7. Transfer of Securities. The Custodian shall make, or cause any Subcustodian to make, transfers, exchanges or deliveries of Securities only in accordance with Authorized Instructions or as provided in Sections 9 and 17.

                  8. Corporate Action. (a) The Custodian shall notify the Client of details of all corporate actions affecting the Securities promptly upon its receipt of such information.

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                  (b) The Custodian shall take, or cause any Subcustodian to take, such corporate action only in accordance with Authorized Instructions or as provided in this Section 8 or Section 9.

                  (c) In the event the Client does not provide timely Authorized Instructions to the Custodian, the Custodian shall act in accordance with the default option provided by local market practice and/or the issuer of the Securities.

                  (d) Fractional shares resulting from corporate action activity shall be treated in accordance with local market practices.

                  9. General Authority. In the absence of Authorized Instructions to the contrary, the Custodian may, and may authorize any Subcustodian to:

                  (a) make payments to itself or others for expenses of handling Property or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Client;

                  (b) receive and collect all income and principal with respect to Securities and to credit cash receipts to the Accounts;

                  (c) exchange Securities when the exchange is purely ministerial (including, without limitation, the exchange of interim receipts or temporary securities for securities in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves);

                  (d) surrender Securities at maturity or when called for redemption upon receiving payment therefor;

                  (e) execute in the Client's name or such other name as the Client shall instruct the Custodian such ownership and other certificates as may be required to obtain the payment of income from Securities;

                  (f) pay or cause to be paid, from the Accounts, any and all taxes and levies in the nature of taxes imposed on Property by any governmental authority in connection with custody of and transactions in such Property;

                  (g) endorse for collection, in the name of the Client, checks, drafts and other negotiable instruments;

                  (h) take non-discretionary action on mandatory corporate actions; and

                  (i) in general, attend to all nondiscretionary details in connection with the custody, sale, purchase, transfer and other dealings with the Property.

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                  10. Authorized Instructions; Authorized Persons. (a) Except as
otherwise provided in Sections 6 through 9, 13 (with respect only to the extension and not the repayment of credit) and 17, all payments of monies, all transfers, exchanges or deliveries of Property and all responses to corporate actions shall be made or taken only upon receipt by the Custodian of Authorized Instructions; provided that such Authorized Instructions are timely received by the Custodian. "Authorized Instructions" of the Client means instructions from an Authorized Person received by telecopy, tested telex, electronic link or other electronic means or by such other means as may be agreed in writing between the Client and the Custodian.

                  (b) "Authorized Person" means each of the persons or entities identified on Appendix 3 as amended from time to time by written notice from the Client to the Custodian. The Client represents and warrants to the Custodian that each Authorized Person listed in Appendix 3, as amended from time to time, is authorized to issue Authorized Instructions on behalf of the Client. Prior to the delivery of the Property to the Custodian, the Custodian shall provide a list of designated system user ID numbers and passwords that the Client shall be responsible for assigning to Authorized Persons. The Custodian shall assume that an electronic transmission received and identified by a system user ID number and password was sent by an Authorized Person. The Custodian agrees to provide additional designated system user ID numbers and passwords as needed and requested by the Client. Upon the issuance of additional system user ID numbers by the Custodian to the Client, Appendix 3 shall be deemed automatically amended accordingly. The Client authorizes the Custodian to receive, act and rely upon any Authorized Instructions received by the Custodian which the Custodian reasonably believes have been issued, or purport to have been issued, by an Authorized Person.

                  (c) Any Authorized Person may cancel/correct or otherwise amend any Authorized Instruction received by the Custodian, but the Client agrees to indemnify the Custodian for any liability, loss or expense incurred by the Custodian (including any indemnity the Custodian has paid to a Subcustodian) as a result of the Custodian or said Subcustodian having relied upon or acted on any prior Authorized Instruction, provided the Custodian and Subcustodian have acted in good faith and without negligence and provided that the Client in no event shall have any responsibility for any indirect, special or consequential damages. An amendment or cancellation of an Authorized Instruction to deliver or receive any security or funds in connection with a trade will not be processed once the trade has settled.

                  11. Registration of Securities. (a) In the absence of Authorized Instructions to the contrary, Securities which must be held in registered form shall be registered in the name of the Custodian or the Custodian's nominee or, in the case of Securities in the custody of an entity other than the Custodian, in the name of the Custodian, its Subcustodian or any such entity's nominee. The Custodian may, without notice to the Client, cause any Securities to be registered or re-registered in the name of the particular Account.

                  (b) Where the Custodian has been instructed by the Client to hold any Securities in the name of any person or entity other than the Custodian, its Subcustodian or any such entity's

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nominee, the Custodian shall not be responsible for any failure to collect such dividends or other income or participate in any such corporate action with respect to such Securities.

                  12. Deposit Accounts. All cash received by the Custodian for the Accounts shall be held by the Custodian as a short-term credit balance in favor of the Client on behalf of a particular Account and, if the Custodian and the Client have agreed in writing in advance that such credit balances shall bear interest, the Client on behalf of the particular Account shall earn interest at the rates and times as agreed between the Custodian and the Client. The Client acknowledges that any such credit balances shall not be accompanied by the benefit of any governmental insurance.

                  13. Short-term Credit Extensions. (a) From time to time, the Custodian may extend short-term credit for the Client on behalf of a particular Account which is (i) necessary in connection with payment and clearance of securities and foreign exchange transactions or (ii) pursuant to an agreed schedule, as and if set forth in the Client Services Guide, of credits for dividends and interest payments on Securities. All such extensions of credit shall be repayable by the Client on demand.

                  (b) The Custodian shall be entitled to charge the Client interest for any such credit extension at rates to be agreed upon from time to time. In addition to any other remedies available, the Custodian shall be entitled to a right of set-off against the Property to satisfy the repayment of such credit extensions and the payment of, or reimbursement for, accrued interest thereon.

                  14. Representations and Warranties. (a) The Client represents and warrants that (i) the execution, delivery and performance of this Agreement (including, without limitation, the ability to obtain the short-term extensions of credit in accordance with Section 13) are within the Client's power and authority and have been duly authorized by all requisite action (corporate or otherwise) of the Client and of the beneficial owner of the Property, if other than the Client or its clients, and (ii) this Agreement and each extension of short-term credit extended to or arranged for the benefit of the Client in accordance with Section 13 shall at all times constitute a legal, valid and binding obligation of the Client enforceable against the Client in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  (b) The Custodian represents and warrants that (i) the execution, delivery and performance of this Agreement are within the Custodian's power and authority and have been duly authorized by all requisite action (corporate or otherwise) of the Custodian and (ii) this Agreement constitutes the legal, valid and binding obligation of the Custodian enforceable against the Custodian in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

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
                  15. Standard of Care; Indemnification. (a) The Custodian shall be responsible for the performance of only such duties as are set forth in this Agreement or contained in Authorized Instructions given to the Custodian which are not contrary to the provisions of any relevant law or regulation. The Custodian shall be liable to the Client and shall indemnify and hold the Client harmless for any loss, liability or expense (including attorneys' fees and disbursements) incurred by the Client in connection with this Agreement to the extent that any such loss, liability or expense results from the negligence or willful misconduct of the Custodian or any Subcustodian; provided, however that the action or inaction giving rise to such indemnity was undertaken in good faith and without negligence by the Client, and further provided that neither the Custodian nor any Subcustodian shall be liable to the Client for any indirect, special or consequential damages.

                  (b) The Client acknowledges that the Property may be physically held outside the United States. The Custodian shall not be liable for any loss, liability or expense resulting from events beyond the reasonable control of the Custodian, including, but not limited to, force majeure.

                  (c) In addition, the Client shall indemnify the Custodian and its nominees (as a holder of record of securities) (including any indemnity the Custodian has paid to a Subcustodian) for, and hold each of the Custodian and such nominees harmless from, any liability, loss or expense (including attorneys' fees and disbursements) incurred in connection with this Agreement, including without limitation, (i) as a result of the Custodian having acted or relied upon any Authorized Instructions or (ii) arising out of any such person acting as a nominee or holder of record of Securities; provided, however, that the action or inaction giving rise to such indemnity was undertaken in good faith and without negligence, and provided that the Client shall in no event have any responsibility for any indirect, special or consequential damages.

                  16. Fees; Liens. (a) The Client shall pay to the Custodian from time to time such compensation for its services pursuant to this Agreement as may be mutually agreed upon as well as the Custodian's out-of-pocket and incidental expenses. The Client shall indemnify and hold the Custodian harmless from any liability or loss resulting from any claims against the Custodian for taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed with respect to the Accounts or any Property held therein, provided that the Custodian has acted in good faith and without negligence and provided that the Client shall in no event have any responsibility for any indirect, special or consequential damages. The Custodian is, and any Subcustodians are, authorized to charge the Accounts for such items.

                  (b) The Custodian shall have a lien, charge and security interest on any and all Property for any amount owing to the Custodian from time to time under this Agreement to the extent provided in Section 2(a).

                  17. Termination. This Agreement may be terminated by the Client or the Custodian by 60 days written notice to the other, sent by registered mail. If notice of termination is given, the Client shall, within 30 days following the giving of such notice, deliver to the

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Custodian a statement in writing specifying the successor custodian or other person to whom the Custodian shall transfer the Property. Upon termination, the Custodian, subject to the satisfaction of any lien it may have (to the extent provided for in Section 2(a)), shall transfer the Property to the person so specified. If the Custodian does not receive such statement prior to termination the Custodian, at its election, may transfer the Property to a bank or trust company established under the laws of the United States or any state thereof to be held and disposed of pursuant to the provisions of this Agreement or may continue to hold the Property until such a statement is delivered to the Custodian. In such event the Custodian shall be entitled to fair compensation for its services during such period as the Custodian remains in possession of any Property and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect; provided, however, that the Custodian shall have no obligation to settle any transactions in Securities for the Accounts. The provisions of Sections 15 and 16 shall survive termination of this Agreement.

                  18. Investment Advice. The Custodian shall not supervise, recommend or advise the Client relative to the investment, purchase, sale, retention or other disposition of any Property held under this Agreement.

                  19. Confidentiality. (a) The Custodian, its agents and employees shall maintain the confidentiality of information concerning the Property held in the Client's account, including in dealings with affiliates of the Custodian. In the event the Custodian or any Subcustodian is requested or required to disclose any confidential information concerning the Property, the Custodian shall, to the extent practicable and legally permissible, promptly notify the Client of such request or requirement so that the Client may seek a protective order or waive any objection to the Custodian's or such Subcustodian's compliance with this Section 19. In the absence of such a waiver, if the Custodian or such Subcustodian is compelled, in the opinion of its counsel, to disclose any confidential information, the Custodian or such Subcustodian may disclose such information to such persons as, in the opinion of counsel, is so required.

                  (b) The Client shall maintain the confidentiality of, and not provide to any third parties absent the written permission of the Custodian, any computer software, hardware or communications facilities made available to the Client or its agents by the Custodian, unless the Client is compelled in the opinion of its counsel, to disclose such information or material, in which case the Client may disclose the same to such persons as, in the opinion of counsel, is so required.

                  20. Notices. Any notice or other communication from the Client to the Custodian, unless otherwise provided by this Agreement or the Client Services Guide, shall be sent by certified or registered mail to Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York, 11201, Attention:
President, and any notice from the Custodian to the Client is to be mailed postage prepaid, addressed to the Client at the address appearing below, or as it may hereafter be changed on the Custodian's records in accordance with written notice from the Client.

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                  21. Assignment. This contract may not be assigned by either party without the prior written approval of the other.

                  22. Miscellaneous. (a) This Agreement shall bind the successors and assigns of the Client and the Custodian.

                  (b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflicts of law rules and to the extent not preempted by federal law. The Custodian and the Client hereby irrevocably submit to the exclusive jurisdiction of any New York State court or any United States District Court located in the State of New York in any action or proceeding arising out of this Agreement and hereby irrevocably waive any objection to the venue of any such action or proceeding brought in any such court or any defense of an inconvenient forum.

                  (c) The rights, obligations and liabilities relating to a particular Account relate solely to that Account, and shall not be deemed to relate nor shall they be treated as relating to any other Account.

                  In witness whereof, the parties hereto have set their hands as of the date first above written.

                                      PNC BANK, N.A.



                                      By /s/  Sam Sparhawk IV
                                        -----------------------------------
                                      Name:   Sam Sparhawk IV
                                      Title:  Vice President

                              Address for record:  PCN Bank, N.A.
                                                  -------------------------
                                                   200 Stevens Drive
                                                  -------------------------
                                                   Lester, PA 19113
                                                  -------------------------


Accepted:

MORGAN STANLEY TRUST COMPANY

By /s/ J. Federico
--------------------------
Authorized Signature

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                                                                      APPENDIX 1

                              Account Documentation



REQUIRED DOCUMENTATION FOR CORE CUSTODIAL SERVICES
(INCLUDING TAX RECLAIMS):

CUSTODY AGREEMENT

CLIENT SERVICES GUIDE (INCLUDING APPENDICES)

FEE SCHEDULE / BILLING GUIDE

GENERAL ACCOUNT INFORMATION

US TAX AUTHORITY DOCUMENTATION

LOCAL TAX OFFICE LETTER / APPLICATION LETTER
(NON-UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

FORM 6166 / REQUEST FOR FOREIGN CERTIFICATION FORM
(UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

CERTIFICATION OF BENEFICIAL OWNERSHIP, LEGAL NAME, LEGAL
RESIDENCY, TAX STATUS AND TAX IDS

TAX RECLAIM POWER OF ATTORNEY

PREVIOUS TAX RECLAIM FILING INFORMATION
(PREVIOUS FILERS, ONLY)

UK TAX AUTHORITY DOCUMENTATION

SOPHISTICATED INVESTOR (ACCREDITED INVESTOR) LETTER
(UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)


                                       10
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DOCUMENTATION THAT IS REQUIRED FROM AN ENTITY CLASSIFIED AS
TAX-EXEMPT BY ITS LOCAL TAX AUTHORITY:

UK FORM 4338
(EXEMPT NON-UNITED KINGDOM-RESIDENT BENEFICIAL OWNERS, ONLY)

UK FORM 309A
(EXEMPT UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

FOREIGN EXEMPTION LETTERS / APPLICATION FOR AUSTRALIAN EXEMPTION LETTER (EXEMPT BENEFICIAL OWNERS, ONLY)

DOCUMENTATION THAT IS REQUIRED ONLY IF YOU WILL USE THE PROXY VOTING SERVICE:

VOTING POWER OF ATTORNEY

DOCUMENTATION THAT IS REQUIRED ONLY IF YOU WILL DEAL IN CERTAIN SECURITIES:

JGB INDEMNIFICATION LETTER

KOREAN SECURITIES POWER OF ATTORNEY

NEW ZEALAND 'APPROVED ISSUER LEVY' LETTER

SPANISH POWER OF ATTORNEY WITH APOSTILE


                                       11
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                                                                      APPENDIX 2

                                 Client Accounts



Account Name               Account Number            Account Mnemonic
------------               --------------            ----------------

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.


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APPENDIX 3

Part I - Authorized Signatures


The Custodian is directed to accept and act upon Authorized Instructions received from any of the following persons or entities:

                                                Telephone/          Authorized
Name         Organization        Title          Fax                 Signature
----         ------------        -----          ----------          ---------












Authorized by:
              -------------------------


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Part II - System User ID numbers

The Custodian is directed to accept and act upon Authorized Instructions transmitted electronically and identified with the following mnemonics and system user ID numbers for the following activities:


Work Station               Account              Workstation Sessions
User I.D.       Mnemonic   Number     TE     TCC    SL    FE    CM     MA   TD
---------       --------   -------    --     ---    --    --    --     --   --









Workstation Session Codes

TE       Trade Entry
TCC      Trade Cancel/Correct
SL       Securities Lending
FE       Foreign Exchange
CM       Cash Movement
MA       Mass Authorization
TD       Time Deposit


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


                                 SUBCUSTODIANS

   Country                     Sub-Custodian

Argentina               Citibank N.A.
Australia               Westpac Banking Corporation
Austria                 Creditanstalt-Bankvarein
Bangladesh              Standard Chartered Bank
Belgium                 Bank Brussels Lambert S.A.
Botswana                Barclays Bank of Botswana Ltd.
Brazil                  Banco de Boston
Canada                  The Toronto-Dominion Bank
Chile                   Citibank N.A.
China                   Hongkong and Shanghai Banking Corporation
Colombia                Cititrust S.A.
Cote d'Ivoire           Societe Generale
Cyprus                  Barclays Bank PLC
Czech Republic          ING Bank N.V.
Denmark                 Den Danske Bank
Ecuador                 Citibank N.A.
Egypt                   Citibank N.A.
Finland                 Merita Bank
France                  Banque Indosuez
Germany                 Dresdner Bank AG
Ghana                   Barclays Bank of Ghana Ltd.
Greece                  Citibank N.A.
Hong Kong               Hongkong and Shanghai Banking Corporation
Hungary                 Citibank Budapest Rt.
India                   Standard Chartered Bank
India                   Hongkong and Shanghai Banking Corporation
India                   State Bank of India/Stock Holding Corporation
                            of India Limited
India                   MSTC Mumbai Branch
Indonesia               Hongkong and Shanghai Banking Corporation
Ireland                 Allied Irish Banks pic
Israel                  Bank Leumi
Italy                   Citibank, N.A. Milan Branch
Japan                   The Bank of Tokyo-Mitsubishi Limited
Japan                   Morgan Stanley Japan Limited*
Jordan                  Arab Bank plc
Kenya                   Barclays Bank of Kenya Ltd.
Luxembourg              Bank Brussels Lambert S.A.
Malaysia                OCBC Bank (Malaysia) Berhad
Mauritius               Hongkong and Shanghai Banking Corporation
Mexico                  Citibank Mexico S.A.
Morocco                 Banque Commerciale du Maroc
Netherlands             ABN AMRO Bank N.V.
New Zealand             ANZ Banking Group (New Zealand) Limited

*Not an eligible foreign custodian under Rule 17f-5

                                                      2/27/97

                                 SUBCUSTODIANS

   Country                     Sub-Custodian

Norway                  Den Norske Bank
Pakistan                Standard Chartered Bank
Papua New Guinea        Westpac Banking Corporation
Peru                    Citibank N.A.
Philippines             Hongkong and Shanghai Banking Corporation
Poland                  Citibank Poland S.A.
Portugal                Banco Comercial Portugues
Russia                  Credit Suisse (Moscow) Ltd.
Singapore               Oversea-Chinese Banking Corporation Limited
Slovakia                ING Bank N.V.
South Africa            First National Bank of Southern Africa, Ltd.
South Korea             Standard Chartered Bank
Spain                   Banco Santander
Sri Lanka               Hongkong and Shanghai Banking Corporation
Swaziland               Barclays Bank of Swaziland Ltd.
Sweden                  Svenska Handelsbanken
Switzerland             Bank Leu Limited
Taiwan                  Hongkong and Shanghai Banking Corporation
Thailand                Standard Chartered Bank
Tunisia                 Banque Internationale Arabe de Tunisie*
Turkey                  Citibank N.A.
UK                      Barclays Bank PLC
USA                     Chase Manhattan Bank
Uruguay                 Citibank N.A.
Venezuela               Citibank N.A.
Zambia                  Barclays Bank of Zambia Ltd.
Zimbabwe                Barclays Bank of Zimbabwe Ltd.

*Not an eligible foreign custodian under Rule 17f-5

                                              2/27/97

                                  DEPOSITORIES

   Country               Central Depository

Argentina      Caja de Valores
Australia      CHESS                  Clearing House Electronic
                                         Subregister System
Austria        OKB                    Osterreiche Kontrollbank
Bangladesh     None
Belgium        CIK                    Caisse Interprofessionelle de Depots
                                         et de Virements de Titres
Botswana       None
Brazil         BOVESPA                Bolsa de Valores de Sao Paulo
               BVRJ                   Bolsa de Valores de Rio de Janerio
               CETIP-fixed income     Central de Custodia e Liquidacao
                                         Financeira de Titulos
               SELIC-fixed income     Sistema Especial de Liquidacao e Custodia
Canada         CDS                    The Canadian Depository for Securities
Chile          Depositorio Central
                 de Valores
China          SSCCRC                 Shanghai Securities Central Clearing and
                                         Registration Corporation

               SSCC                   Shenzhen Securities Central Clearing
                                         Company Ltd.
Colombia       DCV-central bank
                  securities          Deposito Central de Valores
               DECEVAL-fixed
                  income securities
Cote d'Ivoire  None
Cyprus         None
Czech
  Republic     SCP                    Stredisko cennych papiru
                                         (Center for Securities)
Denmark        VP                     Vaerdipapircentralen
Ecuador        None
Egypt          None
Finland        None
France         SICOVAM                Societe Interprofessionelle pour la
                                         Compensation des Valeurs Mobilieres
Germany        DKV                    Deutsche Kassenverein AG
Ghana          None
Greece         Apothetirio
                  Titlon A.E.
Hong Kong      CCASS                  Central Clearing and Settlement System
Hungary        KELER                  Kozponti Elszamdohas es Ertktar
                                         (Budapest) Rt.
India          National Securities
                 Depository Limited   National Securities Depository Limited
Indonesia      KDEI (not yet active)  Kustodian Depositari Efek Indonesia
Ireland        CGO-gilts only         Central Gilts Office
Israel         SECH (For securities
                 listed on the Tel
                 Aviv Stock Exchange) Stock Exchange Clearing House
Italy          Monte Titoli S.P.A.
               Banco d'Italia
Japan          JASDEC                 Japan Securities Depository Center
Jordan         None
Kenya          None
Luxembourg     None
Malaysia       MCD                    Malaysian Central Depository
Mauritius      None
Mexico         S.D. INDEVAL, S.A.
Morocco        None
Netherlands    NECIGEF                Netherlands Central Institute for
                                         Giral Effectenclearing
New Zealand    NZCSD                  New Zealand Central Securities Depository
Norway         VPS                    Verdipapirsentrajen
Pakistan       CDC (not yet active)   Central Depository Company Of Pakistan
Papua
   New Guinea  CHESS                  Clearing House Electronic Subregister
                                         System
Peru           Caja de Valores        Caja de Valores de Lima
Philippines    PCD                    Philippine Central Depository
Poland         NDS                    National Depository of Securities

                                  DEPOSITORIES

   Country               Central Depository

Portugal        CENTRAL
Russia          None
Singapore       CDP                     Central Depository Plc Ltd
Slovak Republic SCP                     Stredisko cennych papierov Solvensky
                                            Republiky (Center for Securities)

South Africa    Central Depository Ltd.
South Korea     KSD                     Korean Securities Depository

Spain           SCLV                    Servicio de Compensacion y Liquidacion
                                           de Valores

Sri Lanka       CDS                     Central Depository System Pvt Ltd
Swaziland       None

Sweden          VPS                     Vardipapperscentralen


Switzerland     SEGA                    Schweizerische Effekten Giro AG

Taiwan          TECD                    Taiwan Securities Central Depository
Thailand        SDC or TSD              Thailand Securities Depository Co. Ltd.

Tunisia

Turkey          None
United Kingdom  CGO-gilts only          Central Gilts Office

United States   DTC                     Depository Trust Company

Uruguay         None
Venezuela       None

Zambia          Lusaka Stock Exchange
                   Depository

Zimbabwe        None

                                                                        2/27/97